EXHIBIT 99

NEWS RELEASE

CONTACT:                           Thor Erickson – Investor Relations
(770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES INC. TO HOST
2008 OUTLOOK CONFERENCE CALL

ATLANTA, November 21, 2007 – Coca-Cola Enterprises (NYSE: CCE) will host a conference call with analysts and investors on Wednesday, December 12 at 10:00 a.m. ET.  John F. Brock, president and chief executive officer and Bill Douglas, senior vice president and chief financial officer, will provide an update on 2007 business trends and discuss the company’s outlook for 2008.

The company will webcast the conference call via its Internet site at www.cokecce.com.  A replay of the presentation will be available at the site later that day.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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